                                                                   EXHIBIT 99.12


                                                                [EXECUTION COPY]


                                THIRD AMENDMENT

                            3-YEAR CREDIT AGREEMENT

     THIRD AMENDMENT (this "AMENDMENT"), dated as of March 8, 1996, to the 3-YEAR CREDIT AGREEMENT dated as of September 1, 1993, as amended by the First Amendment, dated as of September 1, 1994, and the extension letters (the "EXTENSION LETTERS"), each dated June 30, 1995, by and among RENAISSANCE ENERGY COMPANY, a Delaware corporation (the "BORROWER"), THE DETROIT EDISON COMPANY, a Michigan corporation (the "GUARANTOR"), the banks referred to therein (the "BANKS"), and BARCLAYS BANK PLC, New York Branch, as agent (the "AGENT") for the Banks (such Credit Agreement, as heretofore amended, being hereinafter referred to as the "EXISTING CREDIT AGREEMENT", and, as amended by this Amendment, as the "AMENDED CREDIT AGREEMENT" or the "CREDIT AGREEMENT").


                              W I T N E S S E T H

     WHEREAS, the Borrower, the Guarantor, the Banks and the Agent have previously entered into the Existing Credit Agreement; and

     WHEREAS, the Borrower, the Guarantor, the Banks and the Agent now wish to amend the Existing Credit Agreement in certain particulars;

     NOW THEREFORE, the Borrower, the Guarantor, the Banks and the Agent agree as follows (capitalized terms used but not defined in this Amendment having the meanings assigned them in the Existing Credit Agreement):

     SECTION 1. Amendments to the Existing Credit Agreement. THE EXISTING CREDIT AGREEMENT IS, EFFECTIVE AS OF THE DATE HEREOF, AND SUBJECT TO THE SATISFACTION OF THE CONDITIONS PRECEDENT SET FORTH IN SECTION 2 HEREOF, HEREBY AMENDED AS FOLLOWS:

        Section 1.01.  The definition of "APPLICABLE MARGIN" contained in
   Section 1.01 is hereby amended in full to read as follows:

              "APPLICABLE MARGIN" means for the Interest Period of an Adjusted CD Rate Advance or a Eurodollar Rate Advance the percentage per annum set forth in the applicable column below:


   RATINGS LEVEL      I       II      III
- -------------------------------------------
      EURODOLLAR
    RATE ADVANCE       0.25%   0.25%   0.35%

     ADJUSTED CD
    RATE ADVANCE      0.375%  0.375%  0.475%

         b) Section 2.04(a). Section 2.04(a) is hereby amended in full to read as follows:

              SECTION 2.04. FACILITY FEE. (a) The Borrower agrees to pay to the Agent for the account of each Bank a facility fee (the "FACILITY FEE") on the full amount of such Bank's Commitment (whether used or unused), from the date hereof in the case of each Bank listed on the signature pages hereto, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank pursuant to Section 9.07 hereof in the case of any other Bank, until the Termination Date or earlier termination of such Bank's Commitment pursuant to Section 2.05, payable on the basis of the actual number of days elapsed in a year of 365 or 366 days, on the last Business Day of March, June, September and December in each year and on the Termination Date, at the rate per annum set forth below as determined in accordance with the then applicable Ratings Level:


RATINGS LEVEL       I            II           III
- ---------------------------------------------------
FACILITY FEE        0.10%        0.125%       0.25%

         provided, however, that during any period in which the Guarantor's Senior Secured Indebtedness unsupported by letters of credit or similar credit enhancement facilities is rated at or below BB+ by S&P or at or below Ba-1 by Moody's, or shall cease to be rated by either or both, the Facility Fee shall be 0.375% per annum.

        c) Section 2.11(d). Section 2.11(d) is hereby amended by deleting in its entirety the phrase "such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be" and substituting therefor the new phrase "such extension of time shall in such case be included in the computation of payment of interest".
        d) Section 9.07(f). Section 9.07(f) is hereby amended by deleting in its entirety the phrase "reducing the Facility Fee or Commitment Fee referred to in Section 2.04(a) hereof" and substituting therefor the new phrase "reducing the Facility Fee referred to in Section 2.04(a) hereof".

     SECTION 2. Conditions of Effectiveness. THIS AMENDMENT SHALL BECOME EFFECTIVE AS OF THE DATE SET FORTH ABOVE WHEN, AND ONLY WHEN, THE AGENT SHALL HAVE RECEIVED (IN SUFFICIENT COPIES FOR EACH BANK) THE FOLLOWING:

              a) Counterparts of this Amendment executed by the Borrower, the Guarantor and all of the Banks.

              b) Certified copies of the resolutions of the Board of Directors of the Borrower authorizing this Amendment and of all documents evidencing other necessary corporate action and governmental and regulatory approvals required to be obtained by it in connection therewith, certified by the Secretary or Assistant Secretary of the Borrower.

              c) Certified copies of the resolutions of the Board of Directors of the Guarantor authorizing this Amendment and of all documents evidencing other necessary corporate action and governmental and regulatory approvals required to be obtained by it in connection therewith, certified by the Secretary or Assistant Secretary of the Guarantor.

              d) A favorable opinion of counsel to the Borrower, to the effect set forth in Annex I to this Amendment and as to such other matters as any Bank through the Agent may reasonably request.

              e) A favorable opinion of the General Counsel of the Guarantor, to the effect set forth in Annex II to this Amendment and as to such other matters relating to the transactions contemplated hereby as any Bank through the Agent may reasonably request.

              f) Evidence that the "Expiration Date" of the Heat Purchase Contract has been extended to August 29, 1996 and that the "Outside Expiration Date" of the Heat Purchase Contract has been extended to September 1, 1999.

              g) Such other instruments, opinions or documents as any Bank through the Agent may reasonably request.

     SECTION 3. Representations and Warranties. EACH OF THE BORROWER AND THE GUARANTOR REPRESENTS AND WARRANTS, AS TO ITSELF ONLY, AS FOLLOWS:

          (1) THE EXECUTION AND DELIVERY BY IT OF THIS AMENDMENT, AND THE PERFORMANCE BY IT OF THE AMENDED CREDIT AGREEMENT AND THE OTHER FINANCING DOCUMENTS TO WHICH IT IS A PARTY ARE WITHIN ITS CORPORATE POWERS, HAVE BEEN DULY AUTHORIZED BY ALL NECESSARY CORPORATE OR OTHER SIMILAR ACTION, AND DO NOT AND WILL NOT CONTRAVENE (1) ITS CHARTER OR BY-LAWS, AS THE CASE MAY BE, OR ANY LAW OR LEGAL RESTRICTION OR (1) ANY CONTRACTUAL RESTRICTION BINDING ON OR AFFECTING IT OR ITS PROPERTIES;

        a) This Amendment has been duly executed and delivered by it, and, assuming the due execution and delivery by the Banks pursuant to due authority of this Amendment, this Amendment, the Amended Credit Agreement and the other Financing Documents to which it is a party are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms; subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

        b) No consent, license, order, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by it of this Amendment;

        c) Its representations and warranties contained in Section 4.01 (in the case of the Borrower) or Section 4.02 (in the case of the Guarantor) of the Existing Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, as though made on and as of such date; and

        d) No event in respect of it has occurred and is continuing, which constitutes an Event of Default or a Default.

        SECTION e)  REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.   e) Upon the
   effectiveness of this Amendment in accordance with Section 2 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Existing Credit Agreement, and each reference in the Notes and the other Financing Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

        f) Except as specifically amended above, the Credit Agreement and all other Financing Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, each of the parties hereto hereby ratifies and confirms the extension of the Termination Date to September 1, 1999 pursuant to the Extension Letters.

        g) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Financing Documents, nor constitute a waiver of any provision of any of the Financing Documents.

     SECTION 4. Costs and Expenses. THE BORROWER AGREES TO PAY ON DEMAND ALL REASONABLE COSTS AND EXPENSES OF THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION AND AMENDMENT OF THIS AMENDMENT AND THE OTHER INSTRUMENTS AND DOCUMENTS TO BE DELIVERED HEREUNDER, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND OUT-OF-POCKET EXPENSES OF COUNSEL FOR THE AGENT WITH RESPECT THERETO AND WITH RESPECT TO ADVISING THE AGENT AND THE BANKS AS TO THEIR RESPECTIVE RIGHTS AND RESPONSIBILITIES HEREUNDER AND THEREUNDER.

     SECTION 5. Execution in Counterparts. THIS AMENDMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY DIFFERENT PARTIES HERETO IN SEPARATE COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED AND DELIVERED SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH TAKEN TOGETHER SHALL CONSTITUTE BUT ONE AND THE SAME AGREEMENT.

     SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written,

                                     RENAISSANCE ENERGY COMPANY



                                     By
                                       Title:


                                     THE DETROIT EDISON COMPANY,
                                       as Guarantor



                                     By
                                       Title:

                                   BARCLAYS BANK PLC,
                                     NEW YORK BRANCH,
                                     as Agent and as Bank



                                   By
                                     Title:



                                   By
                                     Title:










         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        BANK OF AMERICA NT & SA



                                        By
                           _____________  Title:










         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        THE BANK OF NEW YORK



                                        By
                          _____________   Title:











         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        BHF-BANK AKTIENGESELLSCHAFT


                                        By
                          _____________   Title:



                                        By
                          _____________   Title:










         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        THE CHASE MANHATTAN BANK, N.A.



                                        By
                           _____________  Title:



         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        CITIBANK, N.A.



                                        By
                           _____________  Title:











         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        COMERICA BANK



                                        By
                           _____________  Title:










         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        THE FIRST NATIONAL BANK OF CHICAGO



                                        By
                           _____________  Title:











         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        THE FUJI BANK, LIMITED



                                        By
                           _____________  Title:











         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                          LTD.



                                        By
                           _____________  Title:











         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        J.P. MORGAN DELAWARE



                                        By
                           _____________  Title:











         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        NBD BANK



                                        By
                          _____________   Title:











         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        SOCIETE GENERALE



                                        By
                           _____________  Title:



                                        By
                           _____________  Title:











           SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        TORONTO DOMINION (TEXAS), INC.



                                        By
                           _____________  Title:











         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        UNION BANK



                                        By
                           _____________  Title:










         SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                        WESTDEUTSCHE LANDESBANK
                                          GIROZENTRALE, NEW YORK BRANCH



                                         By
                            _____________  Title:



                                         By
                            _____________  Title:













           SIGNATURE PAGE TO RENAISSANCE ENERGY CO. THIRD AMENDMENT

                                                                         ANNEX I

                 [SCOPE OF OPINION OF COUNSEL TO THE BORROWER]

The Opinion of Counsel to the Borrower referred to in Section 2(d) of this Amendment shall re-affirm, as of the date of this Amendment, the opinions expressed in the opinion of such counsel previously delivered pursuant to
Section 3.01(m) of the Existing Credit Agreement, except that, for purposes of such re-affirmation, (i) the "Transaction Documents" shall be stated to include this Amendment and (ii) references in such opinions to the "Credit Agreement" shall be stated to refer to the Amended Credit Agreement.

                                                                        ANNEX II

                 [SCOPE OF OPINION OF COUNSEL TO THE GUARANTOR]

The Opinion of Counsel to the Guarantor referred to in Section 2(e) of this Amendment shall be to the effect that:

          (1) THE EXECUTION AND DELIVERY BY THE GUARANTOR OF THIS AMENDMENT, AND THE PERFORMANCE BY THE GUARANTOR OF THE AMENDED CREDIT AGREEMENT AND THE OTHER FINANCING DOCUMENTS TO WHICH IT IS A PARTY ARE WITHIN ITS
       CORPORATE POWERS, HAVE BEEN DULY AUTHORIZED BY ALL NECESSARY CORPORATE
       OR OTHER SIMILAR ACTION, AND DO NOT AND WILL NOT CONTRAVENE (1) ITS CHARTER OR BY-LAWS, AS THE CASE MAY BE, OR ANY LAW OR LEGAL RESTRICTION OR (1) ANY CONTRACTUAL RESTRICTION BINDING ON OR AFFECTING IT OR ITS PROPERTIES;

        a) This Amendment has been duly executed and delivered by it, and, assuming the due execution and delivery by the Banks pursuant to due authority of this Amendment, this Amendment, the Amended Credit Agreement and the other Financing Documents to which the Guarantor is a party are the Guarantor's legal, valid and binding obligations, enforceable against the Guarantor in accordance with their respective terms; subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

        b) No consent, license, order, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Guarantor of this Amendment;

AND such opinion of counsel to the Guarantor shall re-affirm, as of the date of this Amendment, the opinions expressed in paragraphs 1, 4, 5 and 6 of the opinion of such counsel previously delivered pursuant to Section 3.01(n) of the Existing Credit Agreement.